SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                  Jaclyn, Inc.
            --------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          1)   Title of each class of securities to which transaction applies:

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          2)   Aggregate number of securities to which transaction applies:

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          3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

               ----------------------------------------------------------------

          4)   Proposed Maximum aggregate value of transaction:

               ----------------------------------------------------------------

          5)   Total fee paid:

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[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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        4)   Date Filed:

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


                                  JACLYN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders Of
  JACLYN, INC.

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of JACLYN, INC. (the "Company") will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Tuesday, December 5, 1995, at 9:30 o'clock a.m., prevailing local time, for the following purposes:

          1. To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

          2. To approve an amendment to the Company's 1990 Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder by 250,000 shares;

          3. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to serve as the auditors of the Company for the fiscal year ending June 30, 1996; and

          4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     Only stockholders of record at the close of business on October 20, 1995 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                           By Order of the Board of Directors

                                                  MURRAY RICHMAN
                                                     Secretary

October 31, 1995

     THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                  JACLYN, INC.
                                 635 59th Street
                         West New York, New Jersey 07093

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


     This Proxy Statement is being furnished to stockholders on or about October 31, 1995 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on December 5, 1995 and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

     Only stockholders of record at the close of business on October 20, 1995 will be entitled to notice of and to vote at the Annual Meeting. On October 20, 1995, there were outstanding 2,691,405 shares of the Company's Common Stock, $1 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

     The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendment to the Company's 1990 Stock Option Plan and to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1996.

                 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth information at October 20, 1995 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only class of voting securities:


                                                                          Amount and
                                                                           Nature of           Percent
           Name and Address                                               Beneficial             of
          of Beneficial Owner                                             Ownership*            Class
          -------------------                                            ------------          --------

           Allan Ginsburg ...........................................   204,566 (1)(2)(3)(4)      7.6%
             635 59th Street
             West New York, New Jersey 07093

           Robert Chestnov ...........................................  177,303 (1)(2)(3)(5)      6.5%
             635 59th Street
             West New York, New Jersey 07093


                                                                          Amount and
                                                                           Nature of           Percent
           Name and Address                                               Beneficial             of
          of Beneficial Owner                                             Ownership*            Class
          -------------------                                            ------------          --------
           Howard Ginsburg ...........................................  161,069 (1)(2)(3)(6)      6.0%
             635 59th Street
             West New York, New Jersey 07093

           Bonnie Sue Levy ...........................................  226,952 (1)(7)            8.4%
             635 59th Street
             West New York, New Jersey 07093

           Bernice Gailing ...........................................  168,106 (1)(8)            6.2%
             5 Cathy Terrace
             Englewood Cliffs, New Jersey 07632

           Jaclyn, Inc. Employee Stock ...............................  184,972                   6.9%
             Ownership Plan
             c/o Jaclyn, Inc.
             635 59th Street
             West New York, New Jersey 07093

           Dimensional Fund Advisors .................................  176,773 (9)               6.6%
             1299 Ocean Avenue
             Santa Monica, California 90401


----------
 * Except as otherwise indicated below, each person listed above has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder is a party, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, and the Company, to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 20, 1995, 1,117,216 shares of Common Stock (41.5%) were subject to such stockholders agreement.

(2) Includes 22,654 shares of Common Stock owned by the Jaclyn, Inc. Employees' Pension Trust, of which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg are co-trustees, with respect to which each shares voting and investment power and with respect to which each disclaims beneficial ownership. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.

(3) Except as described in footnotes (4), (5) and (6) to this table and footnote (2) to the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" with respect to Messrs. Allan Ginsburg, Robert Chestnov, Howard Ginsburg and Abe Ginsburg, respectively, excludes 184,972 shares of Common Stock owned by the Jaclyn, Inc. Employee Stock Ownership Plan ("ESOP"), with respect to which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, as co-trustees, share investment power. If the 184,972 shares of Common Stock owned by the ESOP were included in the beneficial ownership of such individuals, Abe Ginsburg would be deemed to own 10.2% of the Company's Common Stock; Allan Ginsburg, 14.1%; Robert Chestnov, 13.1%; and Howard Ginsburg, 12.5%. Each disclaims beneficial ownership of such shares. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.

(4) Includes 14,692 shares of Common Stock which Allan Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 30,976 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife and 5,675 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all of such shares. In addition, includes 8,646 shares allocated to Mr. Ginsburg's account under the ESOP.

(5) Includes 16,161 shares of Common Stock which Robert Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 40,200 shares held of record by Mr. Chestnov as trustee of two trusts with respect to which he shares voting power and has sole investment power, 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and investment power and 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, with respect to which Mr. Chestnov shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of the shares he holds as trustee, co-trustee and as officer and director of the charitable foundation. In addition, includes 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to which shares Mr. Chestnov disclaims beneficial ownership, and 8,646 shares allocated to Mr. Chestnov's account under the ESOP.

(6) Includes 14,692 shares of Common Stock which Howard Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of Common Stock held of record by Mr. Howard Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership. In addition, includes 8,646 shares allocated to Mr. Ginsburg's account under the ESOP.

(7) Includes 5,000 shares of Common Stock which Mrs. Levy has the right to acquire pursuant to presently exercisable stock options. Also includes 14,288 shares of Common Stock held by Mrs. Levy as custodian for her children, with respect to which shares she disclaims beneficial ownership, and 3,860 shares allocated to Mrs. Levy's account under the ESOP.

(8) Includes 34,330 shares held of record by Mrs. Gailing as custodian for her children and 27,384 shares held by her as co-trustee of trusts for the benefit of her children, with respect to all of which shares Mrs. Gailing disclaims beneficial ownership.

(9) Pursuant to a Schedule 13G, as amended, filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission ("SEC"), DFA has indicated that all shares listed in the immediately preceding table opposite its name are owned by advisory clients of DFA, no one of which, to DFA's knowledge, owns more than 5% of the Company's Common Stock. DFA has indicated that it has sole dispositive power with respect to all such shares of Common Stock, that it has sole voting power with respect to 110,846 of such shares and that certain of its officers, who also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, vote 55,427 additional shares of Common Stock which are owned by the Fund and 10,500 shares of Common Stock which are owned by the Trust.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information at October 20, 1995 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director,
(b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below and (c) all directors and executive officers of the Company as a group (11 persons):


                                                                                                Percent
                                                                     Amount and Nature of         of
       Name of Beneficial Owner                                    Beneficial Ownership (1)      Class
       ------------------------                                    -----------------------       -----

           Abe Ginsburg ..........................................         98,913 (2)             3.7%
           Allan Ginsburg ........................................        204,566 (3)             7.6%
           Robert Chestnov .......................................        177,303 (4)             6.5%
           Howard Ginsburg .......................................        161,069 (5)             6.0%
           Norman Seiden .........................................            808                   *
           Martin Brody ..........................................            387                   *
           Michael Singer ........................................             --                  --
           Richard Chestnov ......................................         30,923 (6)             1.1%
           Bonnie Sue Levy .......................................        226,952 (7)             8.4%
           All directors and executive officers
             as a group (11 persons) .............................        837,269 (8)            30.2%


---------
* Less than one (1%) percent.

(1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and investment power with respect to shares indicated as beneficially owned by such person or group.

(2) Reference is made to footnotes (1), (2) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS". Includes 45,405 shares of Common Stock and 2,581 shares of Common Stock, respectively, owned by two charitable foundations in which Abe Ginsburg serves as an officer and director, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of such shares. Also includes 14,040 shares of Common Stock owned by Mr. Ginsburg's wife, with respect to which he disclaims beneficial ownership, and 8,839 shares allocated to Mr. Ginsburg's account under the ESOP.

(3) See footnotes (1), (2), (3) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.

(4) See footnotes (1), (2), (3) and (5) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.

(5) See footnotes (1), (2), (3) and (6) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.

(6) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust and 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of such shares.

(7) See footnotes (1) and (7) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Bonnie Sue Levy of Common Stock of the Company.

(8) Reference is made to footnotes (2) through (7) above. Includes an aggregate of 78,545 shares of Common Stock which executive officers of the Company have the right to acquire pursuant to presently exercisable stock options and an aggregate of 42,808 shares of Common Stock allocated to the respective accounts of executive officers of the Company under the ESOP.

     During the Company's fiscal year ended June 30, 1995, Michael Singer, a director of the Company, failed to file a Form 4 and filed a late Form 5 with regard to the sale, in two transactions, of 873 shares of Common Stock.

Stockholders Agreement.

     Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, and the Company are parties to a stockholders agreement dated May 18, 1988 ("Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of ten years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 20, 1995, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,117,216 shares of Common Stock (41.5%).

                          ITEM 1: ELECTION OF DIRECTORS

Nominees for Election.

     A Board of Directors consisting of eight directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

     Certain information with respect to each nominee is set forth below:


                                                        Director
         Name                                    Age      Since                     Principal Occupation
         ----                                    ---    --------                    --------------------

  Abe Ginsburg ................................   78       1968         Chairman of the Executive Committee of
                                                                          the Company

  Allan Ginsburg ..............................   53       1968         Chairman of the Board of the Company

  Robert Chestnov .............................   47       1981         President and Chief Executive Officer of
                                                                          the Company

  Howard Ginsburg .............................   53       1981         Vice Chairman of the Board of the
                                                                          Company; President of the Company's
                                                                          Shane Handbag Division

  Norman Seiden ...............................   70       1968         President of Herrod Construction Co., a
                                                                          construction company

  Martin Brody ................................   74       1980         Private Investor

  Michael Singer ..............................   67       1981         Chairman of the Board, Chief Executive
                                                                          Officer of Kennington Industries, Inc., a
                                                                          corporation  engaged  in  forms, graphics
                                                                          and systems design

  Richard Chestnov ............................   50       1988         Partner of Chego International, an apparel
                                                                          importer


Information Concerning the Board of Directors.

     The business experience during the last five years of the directors of the Company is as follows:

     Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

     Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

     Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

     Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988 and has been President of the Company's Shane Handbag Division for more than the past five years.

     Norman Seiden has been President of Herrod Construction Co., a construction company, for more than the past five years.

     Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Smith Barney Shearson mutual funds.

     Michael Singer has been Chairman of the Board and Chief Executive Officer of Kennington Industries, Inc., a corporation engaged in forms, graphics and systems designs, for more than the past five years.

     Richard Chestnov has been a partner of Chego International, an apparel importer, for more than the past five years.


Meetings and Committees.

     During the Company's fiscal year ended June 30, 1995 the Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during such fiscal year. Each director who is not an employee of the Company receives an annual fee of $12,000 for serving as a director. Employees who are directors receive no additional compensation for service on the Board of Directors.

     The Company does not have a nominating committee, the functions of which are performed by the Board of Directors, or a compensation committee, the functions of which are performed by the Company's Executive Committee and Stock Option Committee to the extent set forth below under the caption "Executive Committee and Stock Option Committee Report on Executive Compensation." The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee held no meetings during the fiscal year ended June 30, 1995. The Company's Audit Committee, which did not formally meet during the fiscal year ended June 30, 1995, consists of Messrs. Martin Brody, Norman Seiden, Michael Singer and Richard Chestnov. The Audit Committee recommends the appointment of independent auditors to audit the Company's consolidated financial statements and to perform professional services related to the audit, reviews with the independent auditors the scope and results of their audit, reviews and recommends the performance by the independent auditors of professional services in addition to those which are audit-related and considers the possible effect the performance of such services would have on the independence of the auditors, reviews with the independent auditors the Company's system of internal controls, and reviews with management and the independent auditors the annual certified financial statements.

Executive Officers.

     The executive officers of the Company are set forth in the table below. All executive officers are elected at the annual meeting or at interim meetings of the Board of Directors. No arrangement or understanding exists between any executive officer and any other person pursuant to which he or she was elected as an executive officer.



         Name                                    Age               Position and Period Served
         ----                                    ---               --------------------------

Abe Ginsburg ..................................   78       Chairman of the Executive Committee since
                                                             November 29, 1988

Allan Ginsburg ................................   53       Chairman of the Board since November 29,
                                                             1988

Robert Chestnov ...............................   47       President and Chief Executive Officer
                                                             since November 29, 1988

Howard Ginsburg ...............................   53       Vice Chairman of the Board since November
                                                             29, 1988 and President of the Company's
                                                             Shane Handbag Division for more than
                                                             the past five years

Murray Richman ................................   65       Treasurer  for more  than  the  past  five
                                                             years and Secretary since May 18, 1993

Bonnie Sue Levy ...............................   50        Vice President for more than the past five
                                                            years; President of the Company's Aetna
                                                            Kiddie Bag Division since April 1995
                                                            (Co-President from May 1994 to April
                                                            1995 and President for more than five
                                                            years prior to May 1994)

Anthony Christon ..............................   50        Chief Financial Officer since August 22,
                                                            1995 (employed by the Company since
                                                            May 1, 1995; for more than five years
                                                            prior to 1995, Vice President and
                                                            Controller of Calvin Klein Sport, Inc.,
                                                            an apparel manufacturer)


Family Relationships.

     Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is the brother of Bonnie Sue Levy, Vice President of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

     The following table sets forth certain summary information concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers:


                                                                                      Long Term
                                                                                    Compensation
                                                                                       Awards
                                                         Annual Compensation        ------------
             Name and                                 -------------------------      Securities       All Other
             Principal                                   Salary           Bonus      Underlying     Compensation
             Position                      Year            ($)             ($)       Options(#)        ($)(1)
             --------                      ----          ------           -----     ------------    ------------

 Robert Chestnov .......................   1995         $285,900                                        $13,337
   President and Chief                     1994          280,600        $50,000        16,161            27,582
   Executive Officer                       1993          247,100                                         15,242

 Allan Ginsburg ........................   1995         $285,900                                        $19,946
   Chairman of the Board                   1994          280,600        $50,000        14,692            29,146
                                           1993          247,100                                         11,070

 Howard Ginsburg .......................   1995         $285,900                                        $22,356
   Vice Chairman of the Board              1994          280,600        $50,000        14,692            21,444
                                           1993          247,100                                         19,211

 Abe Ginsburg ..........................   1995         $145,080                                         $8,751
   Chairman of the                         1994          137,720                                          3,792
   Executive Committee                     1993          148,040                                          5,129

 Bonnie Sue Levy .......................   1995         $192,010                                        $13,190
   Vice President                          1994          298,000                        5,000             6,515
                                           1993          203,998                                          5,522


----------
(1)    Amounts in this column for the fiscal year ended June 30, 1995 include
       (i) premiums paid during fiscal 1995 by the Company for term life insurance for the benefit of the named executive officers (Robert Chestnov--$3,445, Allan Ginsburg--$3,445, Howard Ginsburg--$3,445, Abe Ginsburg--$3,205 and Bonnie Sue Levy--$1,765), (ii) reimbursement during fiscal 1995 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program for executive officers and certain other employees of the Company (Robert Chestnov--$6,809, Allan Ginsburg--$13,418, Howard Ginsburg--$15,828, Abe Ginsburg--$2,965 and Bonnie Sue Levy--$9,263) and (iii) the value, as at June 30, 1995, of shares of Common Stock allocated to accounts of the named executive officers under the ESOP during fiscal 1995 (Robert Chestnov--$3,083, Allan Ginsburg--$3,083, Howard Ginsburg--$3,083, Abe Ginsburg--$2,581 and Bonnie Sue Levy--$2,162).

Stock Options.

     Fiscal Year End Option Values. The following table sets forth certain information concerning the number and value at June 30, 1995 of shares of Common Stock subject to unexercised options held by the executive officers named in the Summary Compensation Table. No stock options were granted to or exercised by such executive officers during the Company's fiscal year ended June 30, 1995.

                                      Number of Securities       Value of
                                       Underlying Unexer-      In-the-Money
                                        cised Options at     Options at Fiscal
                                       Fiscal Year End (#)     Year End ($)
                                      --------------------   ----------------
                                          Exercisable/         Exercisable/
    Name                                  Unexercisable      Unexercisable(1)
    ----                                  -------------      ----------------

    Robert Chestnov ................        16,161/--             --/--
    Allan Ginsburg .................        14,692/--             --/--
    Howard Ginsburg ................        14,692/--             --/--
    Abe Ginsburg ...................            --/--             --/--
    Bonnie Sue Levy ................         5,000/--             --/--


----------
(1) Based on the closing price on the American Stock Exchange on June 30, 1995 of the shares of Common Stock subject to the stock options.



Pension Plan.

     The Company maintains a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan") which covers all non-union employees of the Company and certain of its subsidiaries who have attained age 21 and have completed at least six months of service to the Company. The following table sets forth the estimated annual benefit payable under the Pension Plan to an employee who retires at age 65 in 1995 at the remuneration and years-of-service classifications set forth in the table. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed, commencing at age 65. The table gives effect to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on the accrual of benefits on compensation above certain levels (presently a maximum of $150,000).



                                                                  Assumed Years of Service
     Assumed Annual                          -----------------------------------------------------------------
  Average Compensation                          15            20             25             30            35
  --------------------                          --            --             --             --            --

        $100,000 .........................   $14,150       $19,000        $23,750       $28,500        $33,250
        $125,000 .........................    18,000        24,000         30,000        36,000         42,000
        $150,000 and greater .............    21,750        29,000         36,250        43,500         50,750



     Compensation under the Pension Plan includes all cash compensation subject to withholding (as reflected on each participant's Form W-2 as reported for the preceding year) plus salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the individuals named in the table under the caption "EXECUTIVE COMPENSATION--Summary Compensation Table," would be the amounts set forth opposite their respective names under the captions "Salary" and "Bonus" (subject, however, to the Code limitations referred to above). As of June 30, 1995, the following individuals had the number of years of credited service under the Pension Plan indicated after their names: Allan Ginsburg, 34; Robert Chestnov, 25; Howard Ginsburg, 34; Abe Ginsburg, 60; and Bonnie Sue Levy, 20. Abe Ginsburg received a pension distribution at age 65 during the fiscal year ended June 30, 1982. Upon his retirement Mr. Ginsburg may be entitled to additional benefits under the Pension Plan pursuant to the Age Discrimination in Employment Act, as amended.

Executive Committee and Stock Option Committee Report on Executive Compensation.

     The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Stock Option Committee is responsible for the grant of options to purchase shares of Common Stock under the Company's 1990 Stock Option Plan and for the administration of all stock option plans of the Company.

     The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

     The Executive Committee and the Stock Option Committee each consider a number of factors in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee has fostered the objective of equity and fairness by setting equal salaries and bonuses for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions by the Executive Committee and the Stock Option Committee are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

     The salary of Robert Chestnov, the Company's Chief Executive Officer, for the fiscal year ended June 30, 1995 was $285,900. Mr. Chestnov did not receive a bonus for fiscal 1995. In determining Mr. Chestnov's salary rate, the Executive Committee noted, among other things, fiscal 1994 results, including the 30% increase in net sales in fiscal 1994 over fiscal 1993 and net earnings for fiscal 1994 of $1,587,000 ($.59 per share). However, in determining not to grant Mr. Chestnov a bonus for fiscal 1995 (and, thereby, to decrease his aggregate compensation by approximately $44,700 compared to fiscal 1994), the Executive Committee considered, in particular, the Company's unfavorable results of operations in fiscal 1995, as well as the Company's restructuring program initiated during fiscal 1995. In addition, and primarily in light of fiscal 1995 results and the Company's restructuring program, the Stock Option Committee determined not to grant options to purchase shares of Common Stock to Mr. Chestnov.



         The Executive Committee                 The Stock Option Committee
         -----------------------                 --------------------------
         Abe Ginsburg, Chairman                         Abe Ginsburg
             Allan Ginsburg                             Norman Seiden
             Robert Chestnov                           Richard Chestnov
             Howard Ginsburg

Compensation Committee Interlocks and Insider Participation.

     The members of the Company's Executive Committee are Abe Ginsburg, Chairman of the Executive Committee of the Company, Allan Ginsburg, Chairman of the Board of the Company, Robert Chestnov, President of the Company, and Howard Ginsburg, Vice Chairman of the Board of the Company. The members of the Stock Option Committee are Abe Ginsburg, Norman Seiden and Richard Chestnov.

     The Company leases a warehouse located in North Bergen, New Jersey under a lease, which the Company renewed effective July 1, 1991 for a period of five years, at an annual rental payment of $250,300. The warehouse is owned by a partnership of which Allan Ginsburg and Howard Ginsburg, officers and directors of the Company, and Bernice Gailing and Jaclyn Hartstein, daughters of Abe Ginsburg, Chairman of the Executive Committee of the Company, are partners. The Company believes the terms of the lease are at least as favorable to the Company as those available from unaffiliated third parties.

Performance Graph.

     The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 1995 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Sirco International Corp., Swank, Inc. and Fuqua Enterprises, Inc. (formerly known as Vista Resources, Inc.), which either compete with the Company in one of its product categories or are engaged in related industries. The comparison assumes an investment of $100 on July 1, 1990 in the Company and in each of the comparison groups and that all dividends were reinvested.








              ----GRAPHICAL REPRESENTATION OF DATA TABLE BELOW----





-------------------------------------------------------------------------------
                       1990      1991      1992      1993      1994       1995
-------------------------------------------------------------------------------
Jaclyn Inc.            $100    $67.78   $ 80.61   $120.68   $138.36    $ 62.27
-------------------------------------------------------------------------------
Peer Group             $100    $53.63   $ 81.86   $109.75   $107.84    $104.19
-------------------------------------------------------------------------------
Broad Market           $100    $99.35   $109.24   $119.44   $115.29    $138.73
-------------------------------------------------------------------------------


             ITEM 2: APPROVAL OF AMENDMENT TO 1990 STOCK OPTION PLAN

     At the Company's 1990 annual meeting, stockholders approved the Company's 1990 Stock Option Plan (the "1990 Plan"). The 1990 Plan authorizes the Stock Option Committee of the Board of Directors, within the limits and subject to the terms and conditions of the 1990 Plan, to grant options to key employees, including officers and directors who are employees, of the Company and its present and future subsidiary corporations.

     The maximum number of shares of Common Stock for which options could be granted under the 1990 Plan was 250,000. Through October 20, 1995, options to purchase 80,545 shares were outstanding under the 1990 Plan and 37,583 shares of Common Stock remained available for the future grant of options. Upon expiration, cancellation or termination of unexercised options, shares of Common Stock subject thereto will again become available for grant under the 1990 Plan.

     The Board of Directors believes that the existence of the 1990 Plan has been instrumental in retaining officers and employees of outstanding ability. The grant of stock options is also intended to coordinate certain employees' and stockholders' long-term interests by creating a direct link between a portion of compensation and increases in the market price of the Common Stock. However, as described above, only 37,583 shares of Common Stock remain available for future grant of stock options under the 1990 Plan, which the Board regards as insufficient to carry out the purposes and intent of the 1990 Plan. In addition, the Company's 1984 Stock Option Plan expired by its terms and, therefore, no further grants of options may be made thereunder. Accordingly, on May 22, 1995, the Board of Directors unanimously adopted an amendment, subject to approval by stockholders at the Annual Meeting, to increase the number of shares of Common Stock authorized for issuance upon exercise of options to be granted under the 1990 Plan by 250,000 shares. The following is a summary of certain terms of the 1990 Plan:

Administration.

     The 1990 Plan is administered by the Company's Stock Option Committee, consisting of at least three members of the Board of Directors who are "disinterested persons" within the meaning of the regulations promulgated by the Securities and Exchange Commission. The current members of the Stock Option Committee are Abe Ginsburg, Norman Seiden and Richard Chestnov.


Eligibility.

     Participation in the 1990 Plan is limited to key employees (including officers and directors who are employees) of the Company or any of its subsidiaries. As of October 20, 1995, approximately 25 employees were eligible to participate in the 1990 Plan.

Grants of Options.

     Options may be granted by the Stock Option Committee to key employees at such times during the term of the 1990 Plan as the Stock Option Committee may determine. Options granted may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Upon expiration, cancellation or termination of unexercised options, shares of Common Stock subject to those options again become available for grant under the 1990 Plan.

     There is no limitation on the number of shares of Common Stock as to which a nonqualified stock option may be granted. However, the aggregate fair market value (determined at the time of the option grant) of the shares of Common Stock as to which incentive stock options may be granted under the 1990 Plan and all other incentive stock option plans of the Company which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. If an option granted under the 1990 Plan exceeds such limitations, the excess is treated as a separate nonqualified option.

     During fiscal 1995, an option to purchase 25,000 shares of Common Stock was granted under the 1990 Plan to one executive officer of the Company at an exercise price of $4.125 per share, the fair market value per share of Common Stock on the date of grant. The shares of Common Stock subject to this option are not part of the 250,000 share increase which stockholders are being asked to approve at the Annual Meeting. No other options to purchase shares of Common Stock have been granted since the beginning of the Company's fiscal year ended June 30, 1995 to any of the executive officers named in the Summary Compensation Table, or to any other executive officer, director or employee of the Company.

     The closing price of the Common Stock on the American Stock Exchange on October 20, 1995 was $4.75 per share.

Terms and Conditions of Options.

     Options granted under the 1990 Plan are subject to, among other things, the following terms and conditions:

          (a) Nonqualified options may be granted to employees for a term determined by the Stock Option Committee. The term of an incentive stock option may not exceed 10 years (5 years in the event that the optionee, at the time of the grant, owns stock possessing more than 10% of the total voting power of all classes of stock of the Company).

          (b) The exercise price for each option is determined by the Stock Option Committee, but the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value of the Common Stock on the date of grant in the event that the optionee, at the time of the grant, owns stock possessing more than 10% of the total voting power of all classes of stock of the Company). No option may be granted at an option price that is less than the par value of the Common Stock.

          (c) Options may not be transferred other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the option holder thereof, only by the option holder or his legal representatives.

          (d) If the optionee's employment with the Company is terminated for any reason other than death, disability, for cause or without the consent of the Company, the option may be exercised, to the extent exercisable by the optionee at the time of termination of employment, within three months thereafter, but in no event after expiration of the term of the option. If such employment was terminated either for cause or without the consent of the Company, such option terminates immediately. Notwithstanding the foregoing, an optionee whose employment has terminated by reason of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) may exercise his option, to the extent exercisable at the time of such termination, at any time within one year after the date of termination, but in no event after the expiration of the term of the option. In addition, in the case of the death of an optionee while employed by the Company or within three months after termination of employment (unless such termination was for cause or without the consent of the Company), his legal representatives may exercise the option, to the extent exercisable by the optionee on the date of his death, within one year after the date of death, but in no event after the expiration of the term of the option.

Stock Option Contracts.

     Each grant of a stock option is evidenced by a written contract between the Company and the optionee receiving the grant. Each contract will provide, among other things, that (a) the optionee agrees to remain in the employ of the Company or a subsidiary for the later of (i) the period of time determined by the Stock Option Committee or (ii) the date to which he or she is then contractually obligated to remain in the employ of the Company or a subsidiary,(b) unless the shares of Common Stock issuable upon such exercise shall have been registered under an effective registration statement under the Securities Act of 1933, as amended, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act of 1933, as amended, and (c) in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within 2 years from the date of grant of the option or 1 year from the date of transfer of such shares to the optionee, the optionee must notify the Company and pay to the Company the amount, if any, which the Company determines is necessary to meet its obligation, if any, to withhold federal, state and local taxes incurred by reason of such disqualifying disposition.

Exercise of Options.

         The purchase price of shares of Common Stock as to which an option is exercised must be paid in full at the time of exercise by one or more of the following methods, as determined by the Stock Option Committee (which may amend outstanding options to so provide with the consent of the optionee): (i) in cash or by certified check, (ii) by transferring to the Company previously acquired shares of Common Stock having an aggregate fair market value equal to the aggregate exercise price of all options being exercised, (iii) by a combination thereof, or (iv) one-tenth of the aggregate exercise price in cash (or by check) and the balance by issuance of a recourse promissory note in form satisfactory to the Stock Option Committee bearing interest at a rate equal to or greater than one hundred and ten percent (110%) of the "applicable federal rate" in effect on the date of exercise of the stock option in accordance with
Section 1274(d) of the Code. In addition, the Company may require the optionee to pay any amount required to be withheld with respect to the exercise of any option.

Adjustment in Event of Capital Changes.

     Appropriate adjustments shall be made by the Board of Directors in the number and kind of shares available under the 1990 Plan, in the number and kind of shares subject to each outstanding option and in the exercise prices of such options in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

Amendments and Termination of the Plan.

     No options may be granted under the 1990 Plan after October 9, 2000. The Board of Directors may at any time terminate or amend the 1990 Plan; provided, that without the approval of the Company's stockholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except for adjustments in the event of capital changes described above), (b) otherwise materially increase the benefits accruing to participants under the 1990 Plan, or (c) change the eligibility requirements for individuals who may receive options.

Certain Federal Income Tax Consequences.

     The following is a general summary of the federal income tax consequences under current tax law of incentive stock options and nonqualified stock options. It does not purport to cover all of the special rules (including special rules relating to the exercise of an option with previously acquired shares of Common Stock) or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income upon the grant of an incentive stock option or a nonqualified stock option.

     In the case of an incentive stock option, no taxable income is recognized upon exercise. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two years after the date of grant and more than one year after the issuance or transfer of the shares to him, the optionee will recognize long-term capital gain or loss on the sale and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, a portion of his gain will be treated as ordinary income and the Company will generally be entitled to a deduction for such amount. Long-term capital gain is generally taxed at more favorable rates than ordinary income or short-term capital gain.

     Upon the exercise of a nonqualified stock option, an optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the shares acquired over the exercise price thereof, and the Company is generally entitled to a deduction for such amount. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he will recognize long-term or short-term capital gain or loss.

     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

     The Board of Directors recommends a vote FOR approval of the amendment to the 1990 Plan. Unless otherwise specified in the proxies, the shares represented by all proxies will be voted FOR approval of the amendment to the 1990 Plan.

                          ITEM 3: SELECTION OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending June 30, 1996. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.

     The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Board of Directors will reconsider its action and select independent auditors without further stockholder action.

     The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted FOR the appointment of Deloitte & Touche LLP.

                                OTHER INFORMATION

Proposals For 1996 Annual Meeting.

     Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 1996 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than July 3, 1996. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company.

General.

     The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone, telecopier or telegraph, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

     Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                                           By Order of the Board of Directors

                                                  MURRAY RICHMAN
                                                    Secretary

October 31, 1995

                                                                       Exhibit 1

                             1990 STOCK OPTION PLAN

                                       OF

                                  JACLYN, INC.

     1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to key employees, including officers and directors who are employees, of Jaclyn, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 16 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options.

     2. STOCK SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock, $1.00 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 500,000. Such shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares subject to an option which for any reason expires, is cancelled or is terminated unexercised (other than those which expire, are cancelled or terminate pursuant to the exercise of an option) shall again become available for the granting of options under the Plan. The number of shares of Common Stock underlying that portion of an option which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of not less than three members of the Board of Directors, all of whom shall be "disinterested persons" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; the number of shares to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and if, in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to require that the holder remain in the employ of the Company or its Subsidiaries for a period of time from and after the date the option is granted to him or her; the amount necessary to satisfy the Company's obligation to withhold taxes; and whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the Contract (described in Paragraph 11), including, without limitation, contingencies relating to financial objectives (such as earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

     4. ELIGIBILITY. The committee may, consistent with the purposes of the Plan, grant options from time to time, within 10 years from the date of adoption of the Plan by the Board of Directors, to key employees, including officers and directors who are employees, of the Company or any of its Subsidiaries and covering such number of shares of Common Stock as the Committee may determine; provided, however, that the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or the portion thereof) granted in excess of such amount shall be treated as a nonqualified stock option.

     5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee; provided, however, in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date of grant, and further provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price shall not be less than 110% of the fair market value of the Common Stock subject to the option at the time of the granting of such option. In no event may the exercise price of any option be less than the par value of the shares subject to the option.

     The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

     6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of granting thereof, and further, provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the incentive stock option shall be for a period not exceeding five years. Options shall be subject to earlier termination as hereinafter provided.

     7. EXERCISE. An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 635 59th Street, West New York, New Jersey 07093), stating whether an incentive or nonqualified stock option is being exercised, specifying the number of shares as to which such option is being exercised, and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the contract permits installment payments) in the discretion of the committee
(a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, (c) any combination thereof or (d) one-tenth of the aggregate exercise price in cash (or by check) and the balance by issuance of a recourse promissory note inform satisfactory to the Committee (the "Note") bearing interest at a rate equal to or greater than one hundred ten (110%) percent of the "applicable federal rate" in effect on the date of exercise of the stock option in accordance with Section 1274(d) of the Code, with interest payable annually on the anniversary date of said Note, said Note to mature and be payable as to principal and accrued but unpaid interest in accordance with the determination of the Committee on the date of grant, but in no event later than the ninth anniversary of the exercise date, with the holder of the stock option having the right to prepay at any time all or any portion of the unpaid principal, to designate whether said prepayment(s) shall be allocated
(x) to pay fully in cash the exercise price with respect to certain of the shares or (y) pro rata among all of the shares which have not previously been paid for fully in cash; provided that the cash (or check) portion to be paid pursuant hereto shall in no event be less than the product of (1) the number of shares as to which the stock option is being exercised, multiplied by (2) the then par value per share; and provided further, that shares acquired by issuance of a Note shall not be sold, assigned, pledged, hypothecated or transferred until the Note is fully paid as to principal and accrued interest (or until certain of the shares so acquired have been fully paid for in cash by the holder of stock option pursuant to subsection (x) hereinabove), and that certificates representing such shares shall bear an appropriate legend referring to said restriction. In addition, upon the exercise of a nonqualified stock option, the Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares pursuant to any such option until all required payments have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5.

     A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

     In no case may a fraction of a share be purchased or issued under the Plan.

     8. TERMINATION OF EMPLOYMENT. Any holder of an option whose employment with the Company (and its Subsidiaries) has terminated for any reason other than his or her death or permanent and total disability (as defined in Section 22(e)(3) of the Code) may exercise his or her option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but in no event after the expiration of the term of the option; provided, however, that if his or her employment shall be terminated either (a) for cause, or (b) without the consent of the Company, said option shall terminate immediately. Options granted under the Plan shall not be affected by any change in the status of the holder so long as he or she continues to be a full-time employee of the Company, its Parent or any of the Subsidiaries, or of a Constituent Corporation.

     Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employee's employment at any time for any reason whatsoever without liability to the Company or any of its Subsidiaries.

     9. DEATH OR DISABILITY OF AN OPTIONEE. If an optionee dies while he or she is employed by the Company or any of its Subsidiaries, or within three months after the termination of his or her employment (unless such termination was for cause or without the consent of the Company), the option may be exercised, to the extent exercisable on the date of his death, by his or her executor, administrator or other person at the time entitled by law to his or her rights under the option, at any time within one year after death, but in no event after the expiration of the term of the option.

     Any optionee whose employment has terminated by reason of a permanent and total disability (as defined in Section 22(e)(3) of the Code) may exercise his or her option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but in no event after the expiration of the term of the option.

     10. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, as a condition to the exercise of any option, that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares shall be effective at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act. In addition, if at any time the committee shall determine in its discretion that the listing or qualification of the shares subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, that (a) the optionee agrees that he or she will remain in the employ of the Company or its Subsidiaries, at the election of the Company, for the later of (i) the period of time determined by the Committee at or before the time of grant or (ii) the date to which he or she is then contractually obligated to remain in the employ of the Company or its Subsidiaries, (b) unless the shares of Common Stock issued upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (c) in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two years from the date of grant of the option or one year from the date of transfer of such shares to him or her, the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state and local income taxes or other taxes by reason of such disqualifying disposition and provide the Company, on demand, with such information as the Company shall reasonably request to determine such obligation.

     12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares available under the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise prices thereof shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

     13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on October 10, 1990. No options may be granted under the Plan after October 9, 2000. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that incentive stock options granted hereunder meet the requirements for "incentive stock options" under the Code or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the votes cast, in person or by proxy, at a meeting of stockholders, which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his or her rights under such option.

     14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or her or his or her legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     15. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
16) or assume the prior options of such Constituent Corporation.

     16.  DEFINITIONS.

     (a) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 425(f) of the Code.

     (b) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 425(e) of the Code.

     (c) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or Subsidiary in a transaction to which Section 425(a) of the Code applies (or would apply if the option assumed or substituted were an incentive stock option), or any Parent or any Subsidiary of such corporation.

     17. STOCKHOLDERS' APPROVAL. The Plan shall be subject to approval by the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the next meeting of stockholders, and no options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval.

                                    APPENDIX

                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 12 contains a description in tabular form of a graph entitled "Comparison of Cumulative Total Return" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the AMEX Market Index and the Peer Group Index for the period of five years commencing July 1, 1990 and ending June 30, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

JACLYN, INC.                                                              Proxy
-------------------------------------------------------------------------------


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints DAVID HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's executive offices, 635 59th Street, West New York, New Jersey 07093, on December 5, 1995 at 9:30 a.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, and the undersigned authorizes and instructs said proxies to vote as follows:

Item 1 -- Election of the following nominees as directors:

       Abe Ginsburg, Allan Ginsburg, Robert Chestnov, Howard Ginsburg, Norman Seiden, Martin Brody, Michael Singer and Richard Chestnov. (To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

                            FOR [ ]     WITHHOLD [ ]

                 (Continued and to be signed on the other side)

Item 2 -- Approval of an amendment to the Company's 1990 Stock Option Plan.

                            FOR [ ]     WITHHOLD [ ]

Item 3 -- Ratification of Deloitte & Touche LLP as independent auditors.

                            FOR [ ]     WITHHOLD [ ]

Item 4 -- In their discretion, upon any other matters as may properly come before the meeting.


                                Date___________________________________________


                                Signature______________________________________


                                Signature______________________________________


                                Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted "FOR" Items 1, 2 and 3.